Applied Digital Reports Fiscal Second Quarter 2025 Results
DALLAS, TX – January 14, 2025 -- Applied Digital Corporation (Nasdaq: APLD) ("Applied Digital" or the "Company"), a designer, builder, and operator of next-generation digital infrastructure designed for high-performance computing (“HPC”) applications, cloud services (“Cloud Services”), and data center hosting (“Data Center Hosting”), reported financial results for the fiscal second quarter ended November 30, 2024. The Company also provided an operational update.
Fiscal Second Quarter 2025 Financial Highlights
•Revenues: $63.9 million, up 51% from the prior year period
•Net loss: $138.7 million, which was negatively impacted by $87.2 million from the loss on change in fair value of debt, $25.4 million from the loss on conversion of debt, $9.5 million from diligence, acquisition, disposition, integration expenses, and litigation expenses and $3.5 million in stock compensation
•Net loss per basic and diluted share: $0.66
•Adjusted net loss: $12.6 million
•Adjusted EBITDA: $21.4 million up 93% from the prior year period
•Adjusted net loss per diluted share: $0.06
Adjusted EBITDA, Adjusted Operating Loss, Adjusted Net Loss, and Adjusted Net Loss per Diluted Share are non-GAAP measures. A reconciliation of each of these Non-GAAP Measures to the most directly comparable financial measure presented in accordance with accounting principles generally accepted in the United States (“GAAP”) is set forth below. See “Reconciliation of GAAP to Non-GAAP Measures.”
Recent Operational Highlights
•Applied Digital Corporation entered today into a $5.0 billion perpetual preferred equity financing facility, with investment vehicles of funds managed by Macquarie Asset Management (“MAM”), for its HPC business conducted through APLD HPC Holdings LLC (“APLDH”), a subsidiary of Applied Digital.
◦Funds managed by MAM to invest up to $900 million in the Company’s Ellendale HPC data center campus (the “Ellendale HPC Campus”).
◦Agreement to provide MAM a right to invest up to an additional $4.1 billion across Applied Digital’s future HPC data center pipeline.
◦The MAM investment, in conjunction with future project financing, to be used to repay project-level debt and allow the Company to recover over an estimated $300 million of its equity investment in the Ellendale HPC Campus.
◦MAM’s investment will take the form of a perpetual preferred and 15% common equity interest of Applied Digital’s HPC business segment, providing Applied Digital an 85% ownership stake in both existing and future HPC assets (minimizing dilution to Applied Digital’s public stockholders).
◦Transformative agreement positions the Company to firmly establish itself as a top-tier HPC data center designer, builder and operator in the United States with its purpose-built and proprietary design to run advanced AI workloads for both training and inference.

•Successfully energized the on-site main substation transformer at the purpose-built HPC data center in Ellendale, ND, marking a significant milestone in its development and advancing support for cutting-edge AI and high-performance computing.
•Won the DCD Community Impact Award for their Ellendale Community and Economic Development Initiative. Applied Digital is addressing housing shortages through the R-WISH program and supporting workforce growth in Ellendale, ND. Finalists in this category included Google Data Centers Community Development & Social Impact (CDSI) Initiatives (USA), NTT DATA Maharashtra Water Resilience for Communities and Agriculture (India), and Telehouse Europe South Campus Development and Circular Economy Initiative in collaboration with Black & White Engineering and Skanska (London).
•APLD ELN-02 Holdings LLC, a subsidiary of Applied Digital, closed a $150 million senior secured debt financing with Macquarie Equipment Capital, Inc., a division of Macquarie Groups Commodities and Global Markets’ business. APLD ELN-02 Holdings LLC issued a Promissory Note for the full $150 million in gross proceeds on November 27, 2024, and simultaneously repaid APLD Holdings 2 LLC's obligations under the Senior Secured Credit Facility with CIM Group, removing encumbrances on assets outside of APLD ELN-02 Holdings LLC, as well as the parent guarantee.
•Completed a $450 million offering of 2.75% Convertible Senior Notes due 2030, including $75 million from an option exercised by initial purchasers. Net proceeds were approximately $435.2 million, with $84 million allocated for share repurchases and the remainder for general corporate purposes.
Management Commentary
"We remain in late stage negotiations for our Ellendale campus," said Applied Digital Chairman and CEO Wes Cummins. "Over the past year, we've gained valuable insights into the thorough and deliberate approach hyperscalers take. While their timelines may extend longer than initially expected, we remain steadfast in our commitment to delivering our 400 MW data center campus on time and within budget."
"The rapid expansion of hyperscale data centers, driven by the growing demand for AI capabilities, is presenting significant challenges to electricity availability in the U.S. According to a recent Morgan Stanley report, there could be a shortfall of approximately 36 GW in power availability for U.S. data centers by 2028. To put this into perspective, that’s equivalent to the output of around 36 nuclear power plants. Addressing this issue is not straightforward, as adding new capacity requires lengthy planning, regulatory approvals, and the development of new generation and transmission infrastructure, processes that can span years or even decades. Based on these dynamics, we believe that much of the U.S.’s currently available excess power could be under contract within the next few years."
"Applied Digital was one of the first companies to recognize this growing demand for power and data centers. Anticipating these needs, we began construction of our facilities ahead of many hyperscalers fully grasping the shifting demand landscape. As a result, we believe we are well-positioned to capitalize on these trends. Our strategy has been further validated over the past year by securing strategic investments from CIM Group, NVIDIA, and now Macquarie Asset Management, a division of one of the world’s largest infrastructure investors. We believe these investments not only validate our vision and approach but also lower our cost of capital and accelerate the development of our pipeline, transforming it into highly valuable assets for our shareholders."
"Our vision is to establish a platform for building and operating multiple HPC data centers. This journey began with our Ellendale campus and continues with the development of additional campuses. We are proud of the significant progress achieved this quarter and look forward to sharing further updates as the year unfolds."

Cloud Services Update
Applied Digital’s Cloud Services Business provides high-performance computing power for artificial intelligence and machine learning applications. During the three months ended November 30, 2024, the Company generated $27.7 million in revenues from the Cloud Services Business segment, representing an increase of 523% compared to $4.5 million during the three months ended November 30, 2023.
HPC Data Center Hosting Update
Applied Digital’s HPC Data Center Hosting Business designs, builds, and operates next-generation data centers designed to provide massive computing power and support high-performance computing applications within a cost-effective model. During the prior fiscal year, the Company broke ground on its first 100 MW HPC facility in Ellendale, North Dakota. The new 369,000+ square-foot building will provide ultra-low-cost and highly efficient liquid-cooled infrastructure for HPC applications.
Applied Digital is in late-stage discussions with multiple hyperscalers to finalize a lease agreement for its 100 MW facility, which is currently under construction. Additionally, we plan to bring an extra 300 MW online through two additional buildings currently in the design stage. This will ultimately increase Ellendale's total HPC capacity to 400 MW.
Data Center Hosting Update
Applied Digital’s Data Center Hosting Business operates data centers to provide energized space to crypto mining customers. As of November 30, 2024, the Company’s 106 MW facility in Jamestown, N.D., and 180 MW facility in Ellendale, N.D., are operating at full capacity.
During the three months ended November 30, 2024, the Company generated $36.2 million in revenue from the Data Center Hosting Business segment.
Financial Results for Fiscal Second Quarter 2025
Operating Results
Total revenues in the fiscal second quarter 2025 were $63.9 million, up 51% from the fiscal second quarter 2024. The growth was primarily driven by the continued expansion of the Company’s Cloud Services business during the latter period, fueled by the deployment of additional GPU clusters.
Cost of revenues in the fiscal second quarter 2025 was $52.4 million compared to $29.8 million in the fiscal second quarter 2024. The increase in cost of revenues was primarily driven by the growth in the business as more facilities were energized and additional services were provided to customers compared to the same year-ago quarter.
Selling, general and administrative expenses in the fiscal second quarter 2025 were $29.8 million compared to $20.3 million in the fiscal second quarter of 2024.
Interest expense, net in the fiscal second quarter of 2025 increased $4.9 million, or 186%, from $2.6 million for the three months ended November 30, 2023 to $7.5 million for the three months ended November 30, 2024. The increase in interest expense, net was primarily driven by an increase in finance leases and interest-bearing loans between periods.

Loss on conversion of debt was $25.4 million for the three months ended November 30, 2024 due to the difference in fair value to the price at which the Yorkville Promissory Notes (the "YA Notes") were converted. There was no such activity recorded in the prior year comparative period.
Loss on change in fair value of debt was $87.2 million for the three months ended November 30, 2024 due to the adjustments to the fair value of the 2.75% Convertible Senior Notes during the 2 week period in which the conversion option was recorded as a derivative, prior to the Company receiving shareholder approval on November 20, 2024 to increase authorized share count. The loss on change in fair value of debt was also driven by adjustments to the fair value of the YA Notes. There was no such activity recorded in the prior year comparative period.
Net loss for the fiscal second quarter 2025 was $139.4 million, or $0.66 per basic and diluted share, based on a weighted average share count during the quarter of 209.6 million shares. This compares to a net loss of $10.5 million, or $0.10 per basic and diluted share, based on a weighted average share count of 109.7 million shares for the fiscal second quarter 2024.
Adjusted net loss, a non-GAAP measure, for the fiscal second quarter of 2025, was $12.6 million or adjusted net loss per basic and diluted share of $0.06, based on a weighted average share count during the quarter of approximately 209.6 million shares. This compares to an adjusted net loss, a non-GAAP financial measure, of $5.0 million, or $0.05 per basic and diluted share, for the fiscal second quarter of 2024 based on a weighted average share count during the quarter of approximately 109.7 million shares.
Adjusted EBITDA, a non-GAAP financial measure, for the fiscal second quarter 2025 was $21.4 million compared to an Adjusted EBITDA of $11.1 million for the fiscal second quarter 2024.
Balance Sheet
As of November 30, 2024, the Company had $314.6 million in cash, cash equivalents, and restricted cash, along with $479.6 million in debt.
Conference Call
Applied Digital will host a conference call today, January 14, 2025, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss these results. A question-and-answer session will follow the management’s presentation.
U.S. dial-in number: 1-877-407-0792
International number: 1-201-689-8263
Conference ID: 13750721
The conference call will be broadcast live and will be available for replay here.

Please call the conference telephone number approximately 10 minutes before the start time. An operator will register your name and organization. If you have difficulty connecting with the conference call, please get in touch with Applied Digital’s investor relations team at 1-949-574-3860.
A replay of the call will be available from 8:00 p.m. Eastern Time through Tuesday, January 28, 2025, at 11:59 p.m. Eastern Time.
Replay Dial-In: 1-844-512-2921 or 1-412-317-6671
Access ID: 13750721

About Applied Digital
Applied Digital Corporation (Nasdaq: APLD) designs, develops, and operates next-generation digital infrastructure across North America to provide digital infrastructure solutions and cloud services to the rapidly growing industries of High-Performance Computing ("HPC") and Artificial Intelligence ("AI"). Find more information at www.applieddigital.com. Follow us on X (formerly Twitter) at @APLDdigital.
Forward-Looking Statements
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position, business strategy and objectives and the closing of the transaction described herein. These statements use words, and variations of words, such as “will,” “continue,” “build,” “future,” “increase,” “drive,” “believe,” “look,” “ahead,” “confident,” “deliver,” “outlook,” “expect,” “project” and “predict.” Other examples of forward-looking statements may include, but are not limited to, (i) statements of Company plans and objectives, including our evolving business model, or estimates or predictions of actions by suppliers, (ii) statements of future economic performance, (iii) statements of assumptions underlying other statements and statements about the Company or its business, and (iv) the Company’s ability to effectively apply the net proceeds from the transaction as described above. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. These risks, uncertainties, and other factors include: our ability to complete construction of the Ellendale HPC data center; our ability to complete the negotiation and execution of the definitive transaction documents required to close the MAM facility; our ability to raise additional capital to fund the ongoing data center construction and operations; our dependence on principal customers, including our ability to execute leases with key customers, including leases for our Ellendale HPC campus; our ability to timely and successfully build new hosting facilities with the appropriate contractual margins and efficiencies; power or other supply disruptions and equipment failures; the inability to comply with regulations, developments and changes in regulations; cash flow and access to capital; availability of financing to continue to grow our business; decline in demand for our products and services; and maintenance of third party relationships. Information in this release is as of the dates and time periods indicated herein, and the Company does not undertake to update any of the information contained in these materials, except as required by law.
Use and Reconciliation of Non-GAAP Financial Measures
To supplement our consolidated financial statements presented under GAAP, we are presenting certain non-GAAP financial measures. We are providing these non-GAAP financial measures to disclose additional information to facilitate the comparison of past and present operations by providing perspective on results absent one-time or significant non-cash items. We utilize these measures in the business planning process to understand expected operating performance and to evaluate results against those expectations. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results, provide management and investors with an additional understanding of our business operating results regarding factors and trends affecting our business and provide a reasonable basis for comparing our ongoing results of operations.
These non-GAAP financial measures are provided as supplemental measures to the Company’s performance measures calculated in accordance with GAAP and therefore, are not intended to be considered in isolation or as a substitute for comparable GAAP measures. Further, these non-GAAP financial measures have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. Because of the non-standardized definitions of non-GAAP financial measures, we caution investors that the non-GAAP financial measures as used by us in this Quarterly Report on Form 10-Q have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. Further, investors should be aware that when evaluating these non-GAAP financial measures, these measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, from time to time in the future there may be items that we may exclude for purposes of our non-GAAP financial measures and we may in the future cease to exclude items that we have historically excluded for purposes of our non-GAAP financial measures. Likewise, we may determine to modify the nature of the adjustments to arrive at our non-GAAP financial measures. Investors should review the non-GAAP reconciliations provided below and not rely on any single financial measure to evaluate the Company’s business.
Change in Presentation
Beginning in the third quarter of 2024, we updated our presentation of non-GAAP measures. As a result of this updated presentation, we no longer exclude start-up costs as an adjustment to Operating loss, Net loss attributable to Applied Digital Corporation, or EBITDA in our calculation of Adjusted operating loss, Adjusted net loss attributable to Applied Digital Corporation, Adjusted net loss attributable to Applied Digital Corporation per diluted share, and Adjusted EBITDA. EBITDA, Adjusted EBITDA, Adjusted operating loss, Adjusted net loss attributable to Applied Digital Corporation, and Adjusted net loss attributable to Applied Digital Corporation per diluted share are non-GAAP measures and are defined below.
Adjusted Operating Loss, Adjusted net loss attributable to Applied Digital Corporation, and Adjusted net loss attributable to Applied Digital Corporation per diluted share
“Adjusted Operating Loss” and “Adjusted net loss attributable to Applied Digital Corporation” are non-GAAP financial measures that represent operating loss and net loss attributable to Applied Digital Corporation, respectively. Adjusted Operating Loss is Operating loss excluding stock-based compensation, non-recurring repair expenses, diligence, acquisition, disposition and integration expenses, litigation expenses, non-recurring research and development expenses, loss on abandonment of assets, loss/(gain) on classification of held for sale, accelerated depreciation and amortization, loss on legal settlement, as well as other non-recurring expenses that Management believes are not representative of the Company’s expected ongoing costs. Adjusted net loss attributable to Applied Digital Corporation is Adjusted Operating Loss further adjusted for the loss on conversion of debt, loss on change in fair value of debt and loss on the extinguishment of debt. We define “Adjusted net loss attributable to Applied Digital Corporation per diluted share” as Adjusted net loss attributable to Applied Digital Corporation divided by weighted average diluted share count.
EBITDA and Adjusted EBITDA
“EBITDA” is defined as earnings before interest, taxes, and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for stock-based compensation, non-recurring repair expenses, diligence, acquisition, disposition and integration expenses, litigation expenses, research and development expenses, loss/(gain) on classification of held for sale, loss on abandonment of assets, loss on conversion of debt, loss on change in the fair value of debt, loss on extinguishment of debt, and legal settlement as well as other non-recurring expenses that Management believes are not representative of our expected ongoing costs.
Investor Relations Contacts
Matt Glover or Ralf Esper
Gateway Group, Inc.
(949) 574-3860
APLD@gateway-grp.com

Media Contact
Buffy Harakidas, EVP
JSA (Jaymie Scotto & Associates)
(856) 264-7827
jsa_applied@jsa.net

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except share and par value data)

	November 30, 2024	May 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$286,237	$3,339
Restricted cash	21,342	21,349
Accounts receivable	12,313	3,847
Prepaid expenses and other current assets	8,496	1,343
Current assets held for sale	—	384
Total current assets	328,388	30,262
Property and equipment, net	772,664	340,381
Operating lease right of use assets, net	140,583	153,611
Finance lease right of use assets, net	261,452	218,683
Other assets	40,082	19,930
TOTAL ASSETS	$1,543,169	762,867

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$192,017	$116,117
Accrued liabilities	31,625	26,282
Current portion of operating lease liability	23,096	21,705
Current portion of finance lease liability	136,511	107,683
Current portion of debt	6,543	10,082
Current portion of debt, at fair value	4,798	35,836
Customer deposits	16,125	13,819
Related party customer deposits	—	1,549
Deferred revenue	6,187	37,674
Related party deferred revenue	—	1,692
Due to customer	7,355	13,002
Other current liabilities	96	96
Total current liabilities	424,353	385,537
Long-term portion of operating lease liability	97,821	109,740
Long-term portion of finance lease liability	62,397	63,288
Long-term debt	468,244	79,472
Total liabilities	1,052,815	638,037
Commitments and contingencies (Note 11)
Temporary equity
Series E preferred stock, $0.001 par value, 2,000,000 shares authorized, 301,673 shares issued and outstanding at November 30, 2024, and no shares authorized, issued or outstanding at May 31, 2024	6,932	—
Series F preferred stock, $0.001 par value, 53,191 shares authorized and issued, 43,000 outstanding at November 30, 2024, and no shares authorized, issued or outstanding at May 31, 2024	43,000	—
Series E-1 preferred stock, $0.001, 62,500 shares authorized, 6,359 shares issued and outstanding at November 30, 2024, and no shares authorized, issued or outstanding at May 31, 2024	5,850	—
Stockholders' equity:
Common stock, $0.001 par value, 400,000,000 shares authorized, 225,846,268 shares issued and 215,099,212 shares outstanding at November 30, 2024, and 144,083,944 shares issued and 139,051,142 shares outstanding at May 31, 2024	222	144
Treasury stock, 9,291,199 shares at November 30, 2024 and 5,032,802 shares at May 31, 2024, at cost	(31,400)	(62)
Additional paid in capital	858,713	374,738
Accumulated deficit	(392,963)	(249,990)
Total stockholders’ equity attributable to Applied Digital Corporation	434,572	124,830
TOTAL LIABILITIES, TEMPORARY EQUITY AND SHAREHOLDERS' EQUITY	$1,543,169	762,867

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	November 30, 2024	November 30, 2023	November 30, 2024	November 30, 2023
Revenue:
Revenue	$63,868	$38,569	$122,646	$70,708
Related party revenue	—	3,634	1,926	7,819
Total revenue	63,868	42,203	124,572	78,527
Costs and expenses:
Cost of revenues	52,361	29,769	113,421	54,990
Selling, general and administrative (1)	29,789	20,266	44,129	36,437
Loss/(gain) on classification of held for sale (2)	192	—	(24,616)	—
Loss on abandonment of assets	141	—	769	—
Loss from legal settlement	—	80	—	2,380
Total costs and expenses	82,483	50,115	133,703	93,807
Operating loss	(18,615)	(7,912)	(9,131)	(15,280)
Interest expense, net (3)	7,482	2,617	14,790	4,750
Loss on conversion of debt	25,410	—	33,612	—
Loss on change in fair value of debt	87,218	—	85,439	—
Loss on change in fair value of related party debt	—	—	—	—
Loss on extinguishment of related party debt	—	—	—	2,353
Net loss before income tax expenses	(138,725)	(10,529)	(142,972)	(22,383)
Income tax expense (benefit)	1	—	1	—
Net loss	(138,726)	(10,529)	(142,973)	(22,383)
Net loss attributable to noncontrolling interest	—	—	—	(397)
Preferred dividends	(629)	—	(673)	—
Net loss attributable to Common Stockholders	$(139,355)	$(10,529)	$(143,646)	$(21,986)

Basic and diluted net loss per share attributable to common stockholders	$(0.66)	$(0.10)	$(0.80)	$(0.21)
Basic and diluted weighted average number of shares outstanding	209,560,339	109,663,030	179,119,398	105,067,375
(1)Includes related party selling, general and administrative expense of $0.1 million and $0.2 million for the three months ended November 30, 2024 and November 30, 2023, respectively, and $0.1 million and $0.2 million for the six months ended November 30, 2024 and November 30, 2023, respectively.
(2)Includes $25 million received in connection with the sale of our Garden City facility.
(3)Includes related party interest expense of $0.7 million for the three and six months ended November 30, 2023. There was no related party debt outstanding during the three and six months ended November 30, 2024 and as such, no interest expense was incurred related to related party debt.

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (In thousands) (Unaudited)

	Six Months Ended
	November 30, 2024	November 30, 2023
CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(142,973)	$(22,383)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	60,761	21,284
Stock-based compensation	542	10,440
Lease expense	15,380	2,294
Loss on extinguishment of debt	—	2,353
Loss on legal settlement	—	2,380
Amortization of debt issuance costs	2,424	352
Gain on classification of held for sale	(24,616)	—
Loss on conversion of debt	33,612	—
Loss on change in fair value of debt	85,439	—
Loss on abandonment of assets	769	189
Changes in operating assets and liabilities:
Accounts receivable	(8,466)	(225)
Prepaid expenses and other current assets	(7,153)	496
Customer deposits	2,306	4,274
Related party customer deposits	(1,549)	—
Deferred revenue	(31,487)	2,883
Related party deferred revenue	(1,692)	429
Accounts payable	(82,849)	6,440
Accrued liabilities	(2,515)	(1,914)
Due to customer	(5,647)	—
Lease assets and liabilities	(19,382)	(19,198)
Other assets	(1,058)	(1,040)
CASH FLOW (USED IN) PROVIDED BY OPERATING ACTIVITIES	(128,154)	9,054
CASH FLOW FROM INVESTING ACTIVITIES
Purchases of property and equipment and other assets	(225,847)	(45,828)
Proceeds from satisfaction of contingency on sale of assets	25,000	—
Finance lease prepayments	(5,270)	(19,388)
Purchases of investments	(1,422)	(390)
CASH FLOW USED IN INVESTING ACTIVITIES	(207,539)	(65,606)
CASH FLOW FROM FINANCING ACTIVITIES
Repayment of finance leases	(62,170)	(13,071)
Borrowings of long-term debt	275,000	4,732
Borrowings of related party debt	—	8,000
Repayments of long-term debt	(133,314)	(4,472)
Repayment of related party debt	—	(45,500)
Payment of deferred financing costs	(28,927)	—
Proceeds from issuance of common stock	191,590	98,156
Common stock issuance costs	(10,233)	(234)
Proceeds from issuance of preferred stock	67,085	—
Preferred stock issuance costs	(5,947)	—
Dividends issued on preferred stock	(672)	—
Proceeds from issuance of SAFE agreement included in long-term debt	12,000	—
Repurchase of shares	(31,342)
Proceeds from convertible notes	450,000	—
Purchase of capped call options	(51,750)	—
Purchase of prepaid forward contract	(52,736)	—
CASH FLOW PROVIDED BY FINANCING ACTIVITIES	618,584	47,611
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	282,891	(8,941)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD	31,688	43,574
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, END OF PERIOD	$314,579	$34,633

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (In thousands) (Unaudited) continued

	Six Months Ended
	November 30, 2024	November 30, 2023
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$33,144	$4,370
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES
Operating right-of-use assets obtained by lease obligation	$—	$69,329
Finance right-of-use assets obtained by lease obligation	$97,489	$96,946
Property and equipment in accounts payable and accrued liabilities	$165,721	$23,572
Conversion of debt to common stock	$104,945	$—
Extinguishment of non-controlling interest	$—	$9,765
Loss from legal settlement	$—	$2,300
Conversion of preferred stock to common stock	10,191	—
Cashless exercise of warrants	4	—
Issuance of warrants, at fair value	$44,115	$—

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)
(In thousands, except percentage data)

	Three Months Ended		Six Months Ended
$ in thousands	November 30, 2024	November 30, 2023	November 30, 2024	November 30, 2023
Adjusted operating loss
Operating loss (GAAP)	$(18,615)	$(7,912)	$(9,131)	$(15,280)
Stock-based compensation	3,308	4,799	236	10,440
Non-recurring repair expenses (1)	139	—	170	—
Diligence, acquisition, disposition and integration expenses (2)	8,780	525	11,667	535
Litigation expenses (3)	759	195	1,167	576
Research and development expenses (4)	—	—	36	184
Loss/(gain) on classification of held for sale	192	—	(24,616)	—
Loss on abandonment of assets	142	—	769	—
Accelerated depreciation and amortization (5)	—	24	45	177
Loss on legal settlement	—	80	—	2,380
Other non-recurring expenses (6)	213	(49)	251	258
Adjusted operating loss (Non-GAAP)	$(5,082)	$(2,338)	$(19,406)	$(730)
Adjusted operating margin	(8)%	(6)%	(16)%	(1)%

Adjusted net loss attributable to Applied Digital Corporation
Net loss attributable to Applied Digital Corporation (GAAP)	$(138,726)	$(10,529)	$(142,973)	$(21,986)
Stock-based compensation	3,308	4,799	236	10,440
Non-recurring repair expenses (1)	139	—	170	—
Diligence, acquisition, disposition and integration expenses (2)	8,780	525	11,667	535
Litigation expenses (3)	759	195	1,167	576
Research and development expenses (4)	—	—	36	184
Loss/(gain) on classification of held for sale	192	—	(24,616)	—
Accelerated depreciation and amortization (5)	—	24	45	177
Loss on abandonment of assets	142	—	769	—
Loss on conversion of debt (7)	25,410	—	33,612	—
Loss on change in fair value of debt (8)	87,218	—	85,439	—
Loss on extinguishment of debt	—	—	—	2,353
Loss on legal settlement	—	80	—	2,380
Other non-recurring expenses (6)	213	(49)	251	258
Adjusted net loss attributable to Applied Digital Corporation (Non-GAAP)	$(12,565)	$(4,955)	$(34,197)	$(5,083)
Adjusted net loss attributable to Applied Digital Corporation per diluted share (Non-GAAP)	$(0.06)	$(0.05)	$(0.19)	$(0.05)

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures (Unaudited) continued
(In thousands, except percentage data)

	Three Months Ended		Six Months Ended
$ in thousands	November 30, 2024	November 30, 2023	November 30, 2024	November 30, 2023
EBITDA and Adjusted EBITDA
Net loss attributable to Applied Digital Corporation (GAAP)	$(138,726)	$(10,529)	$(142,973)	$(21,986)
Interest expense, net	7,482	2,617	14,790	4,750
Income tax expense (benefit)	1	—	1	—
Depreciation and amortization (5)	26,445	13,448	60,806	21,460
EBITDA (Non-GAAP)	(104,798)	5,536	(67,376)	4,224
Stock-based compensation	3,308	4,799	236	10,440
Non-recurring repair expenses (1)	139	—	170	—
Diligence, acquisition, disposition and integration expenses (2)	8,780	525	11,667	535
Litigation expenses (3)	759	195	1,167	576
Research and development expenses (4)	—	—	36	184
Loss/(gain) on classification of held for sale	192	—	(24,616)	—
Loss on abandonment of assets	142	—	769	—
Loss on conversion of debt (7)	25,410	—	33,612	—
Loss on change in fair value of debt (8)	87,218	—	85,439	—
Loss on extinguishment of debt	—	—	—	2,353
Loss on legal settlement	—	80	—	2,380
Other non-recurring expenses (6)	213	(49)	251	258
Adjusted EBITDA (Non-GAAP)	$21,363	$11,086	$41,355	$20,950

(1)Represents costs incurred in the repair and replacement of equipment at the Company's Ellendale data center hosting facility as a result of the previously disclosed power outage.
(2)Represents legal, accounting and consulting costs incurred in association with certain discrete transactions and projects.
(3)Represents non-recurring litigation expense associated with the Company’s defense of class action lawsuits and legal fees related to matters with certain former employees. The Company does not expect to incur these expenses on a regular basis.
(4)Represents specific non-recurring research and development activities related to the Company’s business expansion that the Company does not expect to incur on a regular basis.
(5)Represents the acceleration of expense related to assets that were abandoned by the Company due to operational failure or other reasons. Depreciation and amortization in this amount is included in Depreciation and Amortization expense within the Company’s calculation of EBITDA, and therefore is not added back as a management adjustment in the Company’s calculation of Adjusted EBITDA.
(6)Represents expenses that are not representative of the Company’s expected ongoing costs.
(7)Represents loss on conversion of debt due to the difference in fair value to the price at which the YA Notes were converted.
(8)Represents loss on change in fair value of debt due to the adjustments to the fair value of the 2.75% Convertible Senior Notes, as well as adjustments to the fair value of the YA Notes.